Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-174757, 333-169614 and 333-169613) on Form S-8 of Global Power Equipment Group, Inc. of our report dated September 12, 2017, relating to the consolidated financial statements of Global Power Equipment Group, Inc., appearing in this Annual Report on Form 10-K of Global Power Equipment Group, Inc. for the year ended December 31, 2016.

/s/ Hein & Associates LLP

Dallas, Texas
September 12, 2017